For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Reports Strong Second Quarter Earnings on 12% Sales Growth

Milford, Massachusetts, July 27, 2004 — Waters Corporation (NYSE/WAT) reported today second quarter 2004 sales of $260.5 million, an increase of 12% over the $232.0 million in sales reported for the second quarter of 2003. This growth is comprised of 9% organic growth (prior to currency effects) and a 3% benefit from foreign exchange in the quarter. Earnings per diluted share (E.P.S.) for the second quarter were $0.49 compared to $0.33 for the comparable period in 2003. On a pro-forma basis, excluding the benefit of a patent litigation settlement in 2004, E.P.S. were $0.40 compared to $0.33 in 2003.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our second quarter results reflect continued strong demand from major pharmaceutical and industrial customers. Shipments for chromatography systems were below our expectations as we shifted most customer deliveries of our AcQuity UPLC™ systems to the third quarter to allow for additional manufacturing related testing. Customer excitement and demand for AcQuity continues to build and we plan full production shipments in August.

Our mass spectrometry business, with organic growth of 11%, continues to benefit from rapid expansion of our tandem quadrupole systems and we look forward to a second half 2004 benefit from innovative instruments introduced at the ASMS conference in June.”

As communicated in a prior press release, Waters Corporation will webcast its second quarter 2004 financial results conference call this morning, July 27, 2004, at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through August 3, 2004, similarly by webcast, and also by phone at 402-998-0666.

     Waters Corporation holds worldwide leading positions in three complementary analytical technologies – high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These markets account for $4.5 — $5.0 billion of the overall $20+ billion analytical instrument market.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements discussed in this release for a variety of reasons, including, without limitation, shipments of new product introductions expected in the upcoming quarters such as AcQuity UPLC and tandem quadrupole systems, loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	July 3, 2004	December 31, 2003
Cash and cash equivalents	419,979	356,781
Accounts receivable	221,951	214,260
Inventories	132,784	128,810
Other current assets	17,704	15,548
Total current assets	792,418	715,399

Property, plant and equipment, net	126,837	108,162
Other assets	351,622	307,300
Total assets	1,270,877	1,130,861

Notes payable and debt	294,496	121,309
Accounts payable and accrued expenses	268,880	257,212
Total current liabilities	563,376	378,521

Other long-term liabilities	155,572	161,863
Total liabilities	718,948	540,384

Total equity	551,929	590,477
Total liabilities and equity	1,270,877	1,130,861

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 3,	June 28,	July 3,	June 28,
	2004	2003	2004	2003
Net sales	260,488	231,752	515,574	452,751
Cost of sales	106,180	95,488	213,654	189,699

Gross profit	154,308	136,264	301,920	263,052

Selling and administrative expenses	75,840	68,679	147,267	130,290
Research and development expenses	15,694	13,790	31,765	27,350
Purchased intangibles amortization	996	1,027	2,350	2,055
Litigation settlement and provisions (A)	(17,124)	—	(9,277)	1,500
Loss on sale of business (B)	—	—	—	5,031
Restructuring and other unusual charges, net (C)	—	—	104	1,214

Operating income	78,902	52,768	129,711	95,612

Interest income, net	995	1,904	1,226	2,729
Income from operations before income taxes	79,897	54,672	130,937	98,341

Provision for income taxes	20,146	12,574	30,341	22,266

Net income	59,751	42,098	100,596	76,075

Net income per basic common share	$0.50	$0.34	$0.84	$0.61

Weighted average number of basic common shares	118,691	123,610	119,439	124,925

Net income per diluted common share	$0.49	$0.33	$0.81	$0.59

Weighted average number of diluted common shares and equivalents	122,820	128,252	123,434	129,483

(A)	The results for the six months ended July 3, 2004 include provisions of $7.8 million for ongoing patent litigation with Hewlett-Packard Company and settlement income of $17.1 million related to patent litigation with Perkin-Elmer Corporation. The results for the six months ended June 28, 2003 include a $1.2 million provision for an environmental matter with the Commonwealth of Massachusetts.

(B)	The results for the six months ended June 28, 2003 include a loss on sale of the inorganic mass spectrometry product line of $5.0 million.

(C)	The results for the six months ended July 3, 2004 and June 28, 2003 include restructuring and other incremental costs and adjustments recorded in relation to the Company’s reorganization of the HPLC and mass spectrometry businesses of $0.1 million and $1.2 million, respectively.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 3,	June 28,	July 3,	June 28,
	2004	2003	2004	2003
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	0.49	0.33	0.81	0.59

Adjustment for litigation settlement and provisions, net of tax	(10,788)	—	(5,688)	1,155
Income per diluted share effect	(0.09)	—	(0.05)	0.01

Adjustment for restructuring and other unusual charges, net of tax	—	—	68	935
Income per diluted share effect	—	—	0.00	0.01

Loss on sale of business, net of tax	—	—	—	3,522
Income per diluted share effect	—	—	—	0.03

Adjusted income per diluted share:	0.40	0.33	0.77	0.63

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non-operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.